UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 12, 2021

Proterra Inc
(Exact name of registrant as specified in its charter)

Delaware	001-39546	98-1551379
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1815 Rollins Road
Burlingame, California 94010
(Address of registrant’s principal executive offices, and zip code)
(864) 438-0000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PTRA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for Common Stock at an exercise price of $11.50 per share	PTRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Proterra Inc, a Delaware corporation (the “Company”), on October 12, 2021 (the “Original 8-K”) to correct an inadvertent error in the third paragraph of Item 7.01 of the Original 8-K, the third paragraph of the press release filed as Exhibit 99.1 to the Original 8-K and the third paragraph under the heading “Cash and Cashless Exercise of Warrants” of the Redemption Fair Market Value Notice filed as Exhibit 99.2 to the Original 8-K. These paragraphs referred to holders who exercise their Warrants (as such term is defined in the Original 8-K) on a “cashless basis” as being entitled to receive 0.253 shares of Common Stock (as such term is defined in the Original 8-K) per Warrant, which has been corrected to 0.255 shares of Common Stock per Warrant in such paragraphs. For the convenience of the reader, this Amendment amends and restates the Original 8-K in its entirety, with such corrections. A corrected version of the press release is also available on the Company’s investor relations website at https://ir.proterra.com, and a corrected version of the Redemption Fair Market Value Notice is being delivered to holders of Warrants and is also available on such website. Information contained on or accessible through the Company’s website is not a part of this Amendment, and the inclusion of such website address in this Amendment is an inactive textual reference only. No other changes to the Original 8-K and the exhibits thereto are being made by this Amendment.

Item 7.01 Regulation FD Disclosure.

On October 12, 2021, Proterra Inc, a Delaware corporation (the “Company”), issued a press release announcing the “Redemption Fair Market Value” in connection with its previously announced redemption of its outstanding warrants. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
On September 27, 2021, the Company announced it was redeeming all of its outstanding public warrants (the “Public Warrants”) and private placement warrants (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”) to purchase shares of the Company’s common stock (the “Common Stock”) that are governed by the Amended and Restated Warrant Agreement, dated June 14, 2021, by and among the Company, Computershare Trust Company, N.A., a federally chartered trust company, and Computershare Inc., a Delaware corporation (collectively, “Computershare”), as warrant agent and transfer agent (the “Warrant Agreement”). In connection with the redemption, Computershare previously delivered a redemption notice (the “Redemption Notice”) on the Company’s behalf, and the Company committed to inform holders of Warrants of the calculation of the Redemption Fair Market Value (as defined in the Warrant Agreement). The Redemption Notice was previously filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on September 27, 2021.
Further to the above, Computershare, in its capacity as warrant agent, has delivered a notice (the “Redemption Fair Market Value Notice”) to each of the registered holders of the outstanding Warrants on behalf of the Company informing holders:
a.that the Redemption Fair Market Value is $9.8542; and
b.as a result, holders who exercise their Warrants on “cashless basis” will be entitled to receive 0.255 shares of Common Stock per Warrant.
A copy of the Redemption Fair Market Value Notice delivered by Computershare on behalf of the Company is furnished as Exhibit 99.2 hereto and is incorporated herein by reference. None of this Current Report on Form 8-K, the press release attached hereto as Exhibit 99.1 nor the Redemption Fair Market Value Notice attached hereto as Exhibit 99.2 constitutes an offer to sell or the solicitation of an offer to buy any Company securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.
The information in this Current Report and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release, dated October 12, 2021 (as amended on October 14, 2021)
99.2	Redemption Fair Market Value Notice, dated October 12, 2021 (as amended on October 14, 2021)
104	Inline XBRL for the cover page of this Current Report on Form 8-K.
SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2021

PROTERRA INC

By:	/s/ John J. Allen
John J. Allen
Chief Executive Officer